UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 28, 2018

Lonestar Resources US Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37670	81-0874035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
111 Boland Street, Suite 301
Fort Worth, Texas 76107
(Address of principal executive office) (Zip Code)
(817) 921-1889
(Registrants’ telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2018, EF Realisation Company Limited ("EF Realisation") notified Lonestar Resources US Inc. (the "Company") that it had commenced, but not yet completed, the voluntary liquidation and distribution of its assets to its shareholders (the "EF Realisation Liquidation"), which had been approved by the shareholders of EF Realisation on or about September 24, 2018. The EF Realisation Liquidation, once completed, will include the sale or distribution of all of EF Realisation's 4,174,259 shares of the Company's Class A Voting Common Stock (the "Class A Stock"), representing approximately 17% of the Company's total Class A Stock outstanding. Following the EF Realisation Liquidation, EF Realisation will no longer be a shareholder of the Company, and the shares previously held by EF Realisation will be owned by approximately 33 registered holders representing institutions and individuals.

In connection with the EF Realisation Liquidation, on September 28, 2018, the Company repurchased and retired 2,500 shares of the Company's Class B Non-Voting Common Stock (the "Class B Stock") from Dr. Christopher Rowland at a cost of $10,000 (the "Class B Repurchase").

In order to consummate the Class B Repurchase, on September 28, 2018, Lonestar Resources America, Inc. (“LRAI”), a subsidiary of the Company, entered into that certain Consent Agreement (the "Consent"), by and among itself, the subsidiary guarantors party thereto, the several banks and other financial institutions party thereto and Citibank, N.A., in its capacity as administrative agent for the lenders (the “Administrative Agent”) to that certain Credit Agreement dated as of July 28, 2015 (as amended by the Consent and as otherwise amended or modified from time to time prior to the Consent, the “Credit Agreement”), by and among LRAI, the several banks and other financial institutions party thereto from time to time and the Administrative Agent for the limited purpose of consenting to the Class B Repurchase.

The foregoing description of the Consent is qualified in its entirety by reference to the Consent, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events.

    As noted above in Item 1.01 and incorporated herein by reference, in connection with the EF Realisation Liquidation, the Company repurchased and retired 2,500 shares of Class B Stock from Dr. Christopher Rowland at a cost of $10,000. The Class B Stock was originally issued to Dr. Rowland in connection with the Company's reorganization in 2016. After the repurchase and retirement of the Class B Stock, there are no shares of Class B Stock issued and outstanding as of the date hereof.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1
Consent Agreement, dated as of September 28, 2018, by and among Lonestar Resources America Inc., the guarantor parties thereto, Citibank, N.A., as administrative agent and issuing bank, and lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lonestar Resources US Inc.

Dated: October 3, 2018	By:	/s/ Gregory R. Packer
	Name:	Gregory R. Packer
	Title:	Vice President, General Counsel & Corporate Secretary

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